  As filed with the Securities and Exchange Commission on September 13, 2001.
                                             Registration No. 333-
                                                                  --------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Mobility Electronics, Inc.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                       86-0843914
      (State or other jurisdiction                          (I.R.S. Employer
   of incorporation or organization)                       Identification No.)

         7955 EAST REDFIELD RD.
          SCOTTSDALE, ARIZONA                                     85260
(Address of principal executive offices)                       (Zip Code)


                           MOBILITY ELECTRONICS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                                           WITH A COPY TO:
        CHARLES R. MOLLO                                   JANIE E. JAMES
   MOBILITY ELECTRONICS, INC.                           JACKSON WALKER L.L.P.
     7955 EAST REDFIELD RD.                               901 MAIN STREET,
   SCOTTSDALE, ARIZONA  85260                                SUITE 6000
         (480) 596-0061                                  DALLAS, TEXAS 75202
                                                           (214) 953-5849

                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
Title of Securities                              Proposed Maximum         Proposed Maximum
  to be Registered         Amount to be         Offering Price Per       Aggregate Offering         Amount of
                          Registered(2)              Share(1)                Price(1)            Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock,
par value                2,000,000 Shares              $1.28                 $2,560,000              $640.00
$.01 per share
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and 457(h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as reported by the NASDAQ on September 10, 2001.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Commission by Mobility Electronics, Inc. (the "Company"), are incorporated herein by reference into this Registration Statement:

(i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on April 2, 2001 (the "Annual Report");

(ii) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, since the end of the fiscal year covered by the prospectus referenced in (i) above; and

(iii) Description of the Common Stock contained in the Company's Registration Statement on Form S-1 (No. 333-30264) and Registration Statement on Form 8-A (No. 000-30907), effective as of June 30, 2000.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the Common Stock offered hereunder has been sold or which deregisters all of such Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the common stock offered hereby will be passed upon for the Company by Jackson Walker L.L.P., Dallas, Texas. Richard F. Dahlson, a partner of Jackson Walker, is Secretary of Mobility. As of the date of this prospectus, Mr. Dahlson owns 155,139 shares of common stock; 21,166 shares of preferred stock; and warrants to purchase an additional 8,277 shares of common stock. An additional 7,812 shares of common stock are held in trust.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

DELAWARE GENERAL CORPORATION LAW

         Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(4) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

         Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

CERTIFICATE OF INCORPORATION

         The Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except as limited by the DGCL. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

BYLAWS

         The Bylaws of the Company provide that the Company (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, other enterprises or employee benefit plan and (ii) upon a determination by the Board of Directors that indemnification is appropriate, the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was an employee or agent of the Company or at the request of the Company was serving as an employee or agent of any other corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in the case of (i) and (ii) against reasonable expenses (including attorneys' fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. However, in an action or suit by or in the right of the Company to procure a judgment in its favor, no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that a court of appropriate jurisdiction shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity of such expenses which the court shall deem proper. Any indemnification shall be made by the Company upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth above. Expenses incurred by a person who is or was a director or officer of the Company in defending such actions or suits shall be paid by the Company at reasonable intervals in advance of the final disposition of such action or suit upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company. In addition, the Company shall pay or reimburse expenses incurred by any person who is or was a director or officer of the Company in connection with such person's appearance as a witness or other participant in a proceeding in which such person or the Company is not a named party to such proceeding, provided that such appearance or participation is on behalf of the Company or by reason of his past or present capacity as a director or officer of the Company. The Company intends these provisions to provide indemnification for appropriate persons to the fullest extent permitted by law.

INDEMNITY AGREEMENTS

         The Company has entered into Indemnity Agreements with each of its directors and executive officers. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company.

INSURANCE

         The Company intends to maintain liability insurance for the benefit of its directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         (a) The following is a list of all exhibits filed as a part of this Registration Statement, including those incorporated herein by reference.

                                  EXHIBIT LIST

   EXHIBIT
   NUMBER                           DESCRIPTION OF EXHIBIT
   -------                          ----------------------

     4.1        Specimen of Common Stock Certificate.(4)

     4.2        Form of 12% Convertible Debenture of the Company.(1)

     4.3 Registration Rights Agreement by and between the Company and Miram International, Inc. dated July 29, 1997.(1)

     4.4 Placements for the Purchase of Up To 900 Units, Each Consisting of 1,000 shares of the Company's common stock.(1)

     4.5 Form of Unit Purchase Agreement used in 1997 Private Placements for the Purchase of Up To 875 Units, Each Consisting of 2,000 shares of the Company's common stock and warrants to purchase
                500 shares of the Company's Common Stock.(1)

     4.6        Form of 13% Bridge Promissory Note and Warrant Purchase
                Agreement used in March 1999 Private Placement.(1)

     4.7        Form of 13% Bridge Promissory Note and Warrant Purchase
                Agreement used in March 1999 Private Placement.(1)

     4.8        Form of 13% Bridge Promissory Note and Warrant Purchase
                Agreement used in July 1999 Private Placement.(1)

     4.9        Form of 13% Bridge Note issued in July 1999 Private
                Placement.(1)

     4.10       13% Bridge Note Conversion Notice expired June 30, 1999.(1)

     4.11       Form of Series C Preferred Stock Purchase Agreement used in 1998 and 1999 Private Placements.(1)

     4.12 Form of Series C Preferred Stock and Warrant Purchase Agreement used in 1999 and 2000 Private Placements.(1)

     4.13       Series C Preferred Stock Purchase Agreement executed May 3,
                1999, between the Company, Philips Semiconductors VLSI, Inc.
                (f/k/a VLSI Technology, Inc.) and Seligman Communications and
                Information Fund, Inc.(1)

     4.14       Amended and Restated Stock Purchase Warrant issued by the
                Company to Finova Capital Corporation (f/k/a Sirrom Capital
                Corporation) dated as of March 25, 1998.(1)

     4.15       Stock Purchase Warrant issued by the Company to Finova Capital
                Corporation (f/k/a Sirrom Capital Corporation) dated as of March
                25, 1998.(1)

     4.16       Series C Preferred Stock and Warrant Purchase Agreement dated
                October 29, 1999, between the Company and Seligman
                Communications and Information Fund, Inc.(1)

     4.17       Contribution and Indemnification Agreement by and among Janice
                L. Breeze, Jeffrey S. Doss, Charles R. Mollo, Cameron Wilson, the Company and certain Stockholders of the Company dated April
                20, 1998.(1)

     4.18 Form of Warrant to Purchase common stock of the Company issued to certain holders in connection with that certain Contribution and Indemnification Agreement by and among Janice L. Breeze,
                Jeffrey S. Doss, Charles S. Mollo, Cameron Wilson, the Company and certain Stockholders of the Company dated April 20, 1998.(1)

     4.19 Form of Warrant to Purchase common stock of the Company issued to certain holders in connection with that certain Contribution and Indemnification Agreement by and among Janice L. Breeze,
                Jeffrey S. Doss, Charles S. Mollo, Cameron Wilson, the Company and certain Stockholders of the Company dated November 2, 1999.(2)

     4.20 Form of Warrant to Purchase Common Stock of the Company issued in the 1997 Private Placement.(2)

     4.21       Form of 13% Bridge Note issued in March 1999 Private
                Placement.(2)

     4.23 Investor Rights Agreement dated October 29, 1999 by and between the Company and Seligman Communications and Information Fund,
                Inc. entered into in connection with the Series C Preferred
                Stock and Warrant Purchase Agreement dated October 29, 1999.(2)

     4.24 Form of Warrant to Purchase Shares of Common Stock issued in connection with the Loan Extension Agreement dated February 29,
                2000.(2)

     4.25       Investors' Rights Agreement executed May 3, 1999 between the
                Company, Philips Semiconductors VLSI, Inc. (f/k/a VLSI
                Technology, Inc.) and Seligman Communications and Information
                Fund, Inc.(3)

     4.26       Registration Rights granted by the Company to Avocent Computer
                Products Corporation in connection with the Strategic Partner
                Agreement dated March 6, 2000.(3)

     4.27       13% Bridge Note Conversion Notice used in July 1999 Private
                Placement.(5)

     5.1        Opinion of Jackson Walker L.L.P.*

     23.1       Consent of KPMG LLP.*

     23.2       Consent of Jackson Walker L.L.P. (included in the opinion of
                Jackson Walker L.L.P. filed as Exhibit 5).

     24         Power of Attorney (included in Part II hereof).

     99.1       The Company's Employee Stock Purchase Plan.*

----------

*        Filed herewith.

(1) Previously filed as an exhibit to Registration Statement No. 333-30264 dated February 11, 2000.

(2) Previously filed as an exhibit to Amendment No. 1 to Registration Statement No. 333-30264 dated March 28, 2000.

(3) Previously filed as an exhibit to Amendment No. 2 to Registration Statement No. 333-30264 dated May 4, 2000.

(4) Previously filed as an exhibit to Amendment No. 3 to Registration Statement No. 333-30264 dated May 18, 2000.

(5) Previously filed as an exhibit to Amendment No. 4 to Registration Statement No. 333-30264 dated May 26, 2000.

ITEM 9. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume in securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona on the 13th day of September, 2001.

                                        MOBILITY ELECTRONICS, INC.




                                        By:  /s/ CHARLES R. MOLLO
                                             -----------------------------------
                                                 Charles R. Mollo
                                                 Chairman of the Board and
                                                 Chief Executive Officer
                                                 (Principal Executive Officer)

                                POWER OF ATTORNEY

         Each person whose signature appears below authorizes Charles R. Mollo and Jeffrey Doss and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 13, 2001.


SIGNATURES                                      TITLE                                               DATE
----------                                      -----                                               ----

                                                President, Chief Executive Officer and Chairman    09/13/01
/s/ CHARLES R. MOLLO                            of the Board (Principal Executive Officer)
-----------------------------------------------
Charles R. Mollo


                                                Chief Financial Officer and Vice President         09/13/01
/s/ JOAN W. BRUBACHER                           (Principal Financial and Accounting Officer)
-----------------------------------------------
Joan W. Brubacher


/s/ JEFFREY S. DOSS                             Executive Vice President and Director              09/13/01
-----------------------------------------------
Jeffrey S. Doss


/s/ ROBERT P. DILWORTH                          Director                                           09/13/01
-----------------------------------------------
Robert P. Dilworth


/s/ WILLIAM O. HUNT                             Director                                           09/13/01
-----------------------------------------------
William O. Hunt


/s/ JERRE L. STEAD                              Director
-----------------------------------------------
Jerre L. Stead                                                                                     09/13/01


/s/ JEFFREY R. HARRIS                           Director                                           09/13/01
-----------------------------------------------
Jeffrey R. Harris


/s/ LARRY M. CARR                               Director                                           09/13/01
-----------------------------------------------
Larry M. Carr

Employee Stock Purchase Plan

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on September 12, 2001.


                                   Mobility Electronics, Inc. Employee Stock
                                   Purchase Plan

                                   By:  /s/ JOAN W. BRUBACHER
                                       -----------------------------------------
                                   Name:  Joan W. Brubacher
                                         ---------------------------------------
                                   Title:  Vice President and Chief Financial
                                           Officer
                                          --------------------------------------

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------

     4.1        Specimen of Common Stock Certificate.(4)

     4.2        Form of 12% Convertible Debenture of the Company.(1)

     4.3 Registration Rights Agreement by and between the Company and Miram International, Inc. dated July 29, 1997.(1)

     4.4 Placements for the Purchase of Up To 900 Units, Each Consisting of 1,000 shares of the Company's common stock.(1)

     4.5 Form of Unit Purchase Agreement used in 1997 Private Placements for the Purchase of Up To 875 Units, Each Consisting of 2,000 shares of the Company's common stock and warrants to purchase
                500 shares of the Company's Common Stock.(1)

     4.6        Form of 13% Bridge Promissory Note and Warrant Purchase
                Agreement used in March 1999 Private Placement.(1)

     4.7        Form of 13% Bridge Promissory Note and Warrant Purchase
                Agreement used in March 1999 Private Placement.(1)

     4.8        Form of 13% Bridge Promissory Note and Warrant Purchase
                Agreement used in July 1999 Private Placement.(1)

     4.9        Form of 13% Bridge Note issued in July 1999 Private
                Placement.(1)

     4.10       13% Bridge Note Conversion Notice expired June 30, 1999.(1)

     4.11       Form of Series C Preferred Stock Purchase Agreement used in 1998 and 1999 Private Placements.(1)

     4.12 Form of Series C Preferred Stock and Warrant Purchase Agreement used in 1999 and 2000 Private Placements.(1)

     4.13       Series C Preferred Stock Purchase Agreement executed May 3,
                1999, between the Company, Philips Semiconductors VLSI, Inc.
                (f/k/a VLSI Technology, Inc.) and Seligman Communications and
                Information Fund, Inc.(1)

     4.14       Amended and Restated Stock Purchase Warrant issued by the
                Company to Finova Capital Corporation (f/k/a Sirrom Capital
                Corporation) dated as of March 25, 1998.(1)

     4.15       Stock Purchase Warrant issued by the Company to Finova Capital
                Corporation (f/k/a Sirrom Capital Corporation) dated as of March
                25, 1998.(1)

     4.16       Series C Preferred Stock and Warrant Purchase Agreement dated
                October 29, 1999, between the Company and Seligman
                Communications and Information Fund, Inc.(1)

     4.17       Contribution and Indemnification Agreement by and among Janice
                L. Breeze, Jeffrey S. Doss, Charles R. Mollo, Cameron Wilson, the Company and certain Stockholders of the Company dated April
                20, 1998.(1)

     4.18 Form of Warrant to Purchase common stock of the Company issued to certain holders in connection with that certain Contribution and Indemnification Agreement by and among Janice L. Breeze,
                Jeffrey S. Doss, Charles S. Mollo, Cameron Wilson, the Company and certain Stockholders of the Company dated April 20, 1998.(1)

     4.19 Form of Warrant to Purchase common stock of the Company issued to certain holders in connection with that certain Contribution and Indemnification Agreement by and among Janice L. Breeze,
                Jeffrey S. Doss, Charles S. Mollo, Cameron Wilson, the Company and certain Stockholders of the Company dated November 2, 1999.(2)

     4.20 Form of Warrant to Purchase Common Stock of the Company issued in the 1997 Private Placement.(2)

     4.21       Form of 13% Bridge Note issued in March 1999 Private
                Placement.(2)

     4.23 Investor Rights Agreement dated October 29, 1999 by and between the Company and Seligman Communications and Information Fund,
                Inc. entered into in connection with the Series C Preferred
                Stock and Warrant Purchase Agreement dated October 29, 1999.(2)

     4.24 Form of Warrant to Purchase Shares of Common Stock issued in connection with the Loan Extension Agreement dated February 29,
                2000.(2)

     4.25       Investors' Rights Agreement executed May 3, 1999 between the
                Company, Philips Semiconductors VLSI, Inc. (f/k/a VLSI
                Technology, Inc.) and Seligman Communications and Information
                Fund, Inc.(3)

     4.26       Registration Rights granted by the Company to Avocent Computer
                Products Corporation in connection with the Strategic Partner
                Agreement dated March 6, 2000.(3)

     4.27       13% Bridge Note Conversion Notice used in July 1999 Private
                Placement.(5)

     5.1        Opinion of Jackson Walker L.L.P.*

     23.1       Consent of KPMG LLP.*

     23.2       Consent of Jackson Walker L.L.P. (included in the opinion of
                Jackson Walker L.L.P. filed as Exhibit 5).

     24         Power of Attorney (included in Part II hereof).

     99.1       The Company's Employee Stock Purchase Plan.(*)

----------

*        Filed herewith.

(1) Previously filed as an exhibit to Registration Statement No. 333-30264 dated February 11, 2000.

(2) Previously filed as an exhibit to Amendment No. 1 to Registration Statement No. 333-30264 dated March 28, 2000.

(3) Previously filed as an exhibit to Amendment No. 2 to Registration Statement No. 333-30264 dated May 4, 2000.

(4) Previously filed as an exhibit to Amendment No. 3 to Registration Statement No. 333-30264 dated May 18, 2000.

(5) Previously filed as an exhibit to Amendment No. 4 to Registration Statement No. 333-30264 dated May 26, 2000.